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[LOGO OF THE MONY GROUP]

MONY Life Insurance Company of America issued this Policy. The Policy describes the benefits and provisions of the Policy. The Policy, as issued to the Policy Owner by us, alone makes up the agreement under which the benefits are provided. Please read your Policy carefully.

This is a GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. Policy Value in the Separate Account is based on the investment experience of that account, and may increase or decrease daily. It is not guaranteed as to dollar amount. Policy Value in the Guaranteed Interest Account is guaranteed by the Company as to dollar amount. The amount of the Death Benefit or the duration of the Death Benefit may vary. The maximum loan amount is ninety percent of the Policy Value less any Debt then outstanding on the date of the loan.

Refund Privilege. Any Certificate issued under this Group Policy may be returned to our Operations Center or to the agent within 10 days after its delivery for a refund. The amount of the refund will equal the sum of all charges deducted from premiums paid, plus Net Premiums as adjusted by investment gains and losses, less any Debt, unless otherwise required by state law.

                   FOR MONY LIFE INSURANCE COMPANY OF AMERICA

        .    Group Flexible Premium Variable Life Insurance Certificate
        .    Death Proceeds payable at the death of an Insured
        .    Adjustable Death Benefit
        .    Flexible premiums payable for an Insured's life
        .    Some benefits reflect investment results
        .    No dividends - Nonparticipating

Home Office:                   Operations Center:         Administrative Office:
2999 North 44th Street,        One MONY Plaza             1740 Broadway
Suite 250                      P.O. Box 4830              New York, NY 10019
Phoenix, AZ 85018              Syracuse, NY 13221
                               1.800.947.3593

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                                TABLE OF CONTENTS

Policy Specifications.........................................................1
Definitions...................................................................1
Premium Payments..............................................................2
Effective Date of Certificate.................................................2
Conversion Privilege..........................................................2
Entire Policy.................................................................2
Incontestability..............................................................2
Ownership and Control of This Policy..........................................3
Certificate of Insurance......................................................3
Termination of this Policy....................................................3
Monies Payable................................................................3
Agency........................................................................3

Each Certificate of Insurance will be attached to and made part of this Policy.

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                              POLICY SPECIFICATIONS

Policy Number:    [__________]

Policy Owner:     [__________]

Policy Jurisdiction State:  [_____________]

Policy Effective Date:  [_____________]

Policy Issue Date:  [____________]

Associated Company:  [_______________]

Eligible Class or Classes of Employees:  [_________]

Individual Eligibility Date:  [___________]

Employee Insurance Benefits:  [_____________]

Additional Benefits:  [_______________]

Premium Due Date:  [_____________]

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                                   DEFINITIONS

Actively at Work - The employee must work for his employer at his usual place of work or such other places as required by his employer in the course of such work for the full number of hours and full rate of pay, as set by the employment practices of his employer. In no event will the amount of time worked per week be less than 30 hours.

Associated Company - Those companies listed on the Policy Specifications page that are under common control through stock ownership, contract or otherwise, with the Policy Owner. Employees of the Associated Company will be considered employees of the Policy Owner. Service with an Associated Company will be considered service with the Policy Owner. The records of an Associated Company which have a bearing on its Policy will be considered records of the Policy Owner. If an Associated Company ceases to be under common control with the Policy Owner, the Insured of the Associated Company may continue the insurance as an individual policy. The inclusion of any Associated Company will not affect the ownership of the Policy by the Policy Owner or the rights of ownership of this Policy by the Policy Owner.

Employee - A person who is employed and paid for services by the employer on a regular basis. In no event will the amount of time worked per week be less than 30 hours.

Insured - An Employee who in insured for life insurance under this Policy.

Policy Owner, You - The Owner of the Policy listed on the specifications page.

We, us, our - MONY Life Insurance Company of America.

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                                PREMIUM PAYMENTS

Premiums for insurance coverage on the life of an Insured that are paid by the Employer.

                          EFFECTIVE DATE OF CERTIFICATE

Subject to the conditions listed below and subject to eligibility, a certificate of insurance with respect to an Insured will become effective provided:

        (1) the first premium with respect to the certificate relating to a proposed Insured is paid to us; and

        (2) the information provided in the application for the certificate is determined to be acceptable to us for issuance of coverage under our current practices.

Insurance with respect to an Insured will terminate as provided in the certificate.

                              CONVERSION PRIVILEGE

If an Insured's eligibility under this Policy ends due to termination of this Policy or the employment of the employee, such Insured's coverage, will automatically be converted by amendment to an individual policy.

An amendment to convert the certificate to an individual policy will be mailed:

        (1) within 31 days after we receive written notification that the employee's employment ended, or after the termination date of the Policy; and

        (2) after any premium necessary to prevent the Policy from lapsing is received at our Operations Center.

The periodic premiums for the individual policy may be paid annually, semiannually, quarterly or at other intervals we establish from time to time. Additional premiums may be paid as set forth in the Policy.

                                  ENTIRE POLICY

This Policy is a contract and has been issued in consideration of the application. No agent may change this Policy or waive any of its provisions. No change in this Policy, other than a change of rates, will be effective until the form making such change is signed by one of our executive officers and accepted by the Policy Owner.

                                INCONTESTABILITY

We cannot contest this Policy after it has been in force for two years from the Policy Effective Date shown on the specifications page.

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                      OWNERSHIP AND CONTROL OF THIS POLICY

The Policy Owner owns this Policy. This Policy may be changed or ended by agreement between us and the Policy Owner without the consent of, or notice to, any person claiming rights or benefits under this Policy.

                            CERTIFICATE OF INSURANCE

Clerical error by the Policy Owner or us will not make the insurance of an ineligible person valid nor continue insurance with was ended by valid means.

We will issue to the Policy Owner, to give to each Insured under this Policy, a certificate of insurance. The certificate will state the certificate owner's rights and benefits under the certificate and to whom benefits are payable. The certificate will also state the limits and requirements in this Policy that may apply to the Insured.

The terms and provisions of the certificate, a copy of which is attached, are incorporated herein by reference and made part of this Policy.

Except as provided in the grace period section of the certificate of insurance, a certificate will be terminated immediately upon default.

                           TERMINATION OF THIS POLICY

We may end this Policy or any of its provisions by giving notice in writing to the Policy Owner at least 30 days before the termination date.

If this Policy is terminated, any insurance in effect will remain in force on individual basis, provided it is not cancelled or surrender by the Policy Owner.

                                 MONIES PAYABLE

All monies payable by us as benefits under this Policy will be paid, subject to the laws which govern such payment, at our Operations Center. All monies payable to us or by us will be in the lawful currency of the United States.

                                     AGENCY

Neither MONY Life Insurance Company of America nor the Policy Owner is an agent of the other under this Policy for any purpose.

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This is a GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. Policy Value in
the Separate Account is based on the investment experience of that account, and may increase or decrease daily. It is not guaranteed as to dollar amount. Policy Value in the Guaranteed Interest Account is guaranteed by the Company as to dollar amount. The amount of the Death Benefit or the duration of the Death Benefit may vary. The maximum loan amount is ninety percent of the Policy Value less any Debt then outstanding on the date of the loan.

        .    Death Proceeds payable at the death of an Insured
        .    Adjustable Death Benefit
        .    Flexible premiums payable for an Insured's life
        .    Some benefits reflect investment results
        .    No dividends - Nonparticipating

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